Exhibit 23(a)





                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of South Jersey Gas Company on Form S-3 (File No. 333-98411) of our report dated February 13, 2002 appearing in the Annual Report on Form 10-K of South Jersey Gas Company for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Amendment No. 1 to the Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
November 4, 2002